UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2014

SB/RH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 14, 2014, Spectrum Brands Holdings, Inc. (the “Company”) announced that Douglas L. Martin will join the Company as its new Executive Vice President and Chief Financial Officer, effective on September 1, 2014.

Prior to joining the Company, Mr. Martin served from September 2012 to August 2014 as Executive Vice President and Chief Financial Officer of Newell Rubbermaid Inc., a global marketer of consumer and commercial products, including writing, home solutions, tools, commercial products, and baby & parenting brands. Mr. Martin was employed by Newell Rubbermaid Inc. since 1987, serving in a variety of senior financial roles, including Deputy Chief Financial Officer from February 2012 to September 2012, Vice President of Finance – Newell Consumer from November 2011 to February 2012, Vice President of Finance – Office Products from December 2007 to November 2011, and Vice President and Treasurer from June 2002 to December 2007. Mr. Martin began his career with KPMG LLP, holds a bachelor’s degree in accounting from Rockford College, Illinois, and is a Certified Public Accountant. Mr. Martin is 51 years old.

Information regarding any material plan, contract, or arrangement to be entered into between the Company and Mr. Martin in connection with his appointment, or any grant or award to Mr. Martin under any such plan, contract, or arrangement, has not been finalized and, therefore, is unavailable at this time. The Company will report such information, when it becomes available, in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

On August 14, 2014, the Company issued a press release announcing the appointment of Mr. Martin as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.
The following exhibits are being furnished with this Current Report on Form 8-K.
Exhibit No.	Description
99.1	Press Release dated August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB/RH HOLDINGS, LLC
Date: August 15, 2014

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 14, 2014